UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 5, 2017
SPECIAL DIVERSIFIED OPPORTUNITIES INC.
(Exact Name of Registrant as Specified in Charter)
Delaware	001-36696	56-1581761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1521 Concord Pike, Suite 301, Wilmington, DE	19803
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (302) 824-7062
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
Entry into a Material Definitive Agreement

As described in its Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, on November 25, 2016, Special Diversified Opportunities Inc. (the “Company”) is a party to that certain Contribution and Exchange Agreement (as previously amended, the “Existing Agreement”), dated as of November 25, 2016, among the Company, Standard General Master Fund L.P. (“SG Master Fund”), P Standard General Ltd. (“PSG”) and Standard General Focus Fund L.P. (“SG Focus Fund” and, collectively with SG Master Fund and PSG, the “SG Parties”).
On April 5, 2017, the parties to the Existing Agreement entered into an amendment (the “Amendment”) to the Existing Agreement (as so amended, the “Agreement”). The Amendment amends the definition of Pro Forma Book Value Per Share in the Agreement to exclude from the calculation of the Company’s stockholders’ equity the impact of the payment of the purchase price and the acquisition of shares under, as well as any fees and expenses incurred by the Company in connection with, the transactions contemplated by November 23, 2016 agreement to acquire, through its wholly owned subsidiary, Pillar General Inc., all of the outstanding capital stock of Interboro Holdings, Inc., an insurance company located in New York. The Amendment also caps the Company’s obligation under the Agreement to pay the fees and expenses of the SG Parties at $1.4 million in the aggregate.
Closing of the Contribution and Exchange is expected to occur in the second quarter of 2017.
The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 2.1. The transactions contemplated by the Agreement are referred to herein as the “Contribution and Exchange.”
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, are forward-looking statements. These forward looking statements address, among other things activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including the Company’s statements relating to the anticipated effects of the proposed Contribution and Exchange. These forward-looking statements are subject to a number of risks that could cause actual results to differ materially from those contained in the forward-looking statements, including the risk that the Company’s stockholders may not approve the Company’s proposal to amend and restate the Company’s certificate of incorporation to approve changes to said certificate of incorporation contemplated by the Agreement (the “Charter Amendment Proposal”) and that the regulatory approvals and any other required approvals in connection with the Contribution and Exchange may not be obtained on the proposed terms or at the times anticipated, as well as the risk factors described Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 22, 2017.
Currently unknown or unanticipated risks, or risks that emerge in the future, could cause actual results to differ materially from those described in forward-looking statements, and it is not possible for the Company to predict all such risks, or the extent to which this may cause actual results to differ from those contained in any forward-looking statement. Except as required by law, the Company assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.

Important Information
In connection with the Charter Amendment Proposal, the Company intends to file a proxy statement on Schedule 14A with the SEC and the Company intends to file other relevant materials with the SEC. Stockholders of the Company are urged to read all relevant documents filed with the SEC when they become available, including the Company’s proxy statement, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to holders of the Company’s common stock seeking their approval of the proposed transaction.
Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, the Company’s stockholders may obtain free copies of the documents filed with the SEC when available by contacting the Company at 1521 Concord Pike, Suite 301,
Wilmington, DE 19803, phone 1-302-824-7062. Such documents are not currently available. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
Item 9.01.
Financial Statements and Exhibits.

The following exhibit is being furnished with this report
(a)
Financial Statements of Businesses Acquired.

None.
(b)
Pro Forma Financial Information.

None.
(c)
Shell Company Transactions.

None.
(d)
Exhibits.

Exhibit Number	Exhibit Title
2.1	Amendment to Contribution and Exchange Agreement, dated as of April 5, 2017, by and among Special Diversified Opportunities Inc., Standard General Master Fund L.P., P Standard General Ltd. and Standard General Focus Fund L.P.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SPECIAL DIVERSIFIED OPPORTUNITIES INC.
Date: April 6, 2017	By:	/s/ Kevin J. Bratton
Name: Kevin J. Bratton
Title: Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Exhibit Title
2.1	Amendment to Contribution and Exchange Agreement, dated as of April 5, 2017, by and among Special Diversified Opportunities Inc., Standard General Master Fund L.P., P Standard General Ltd. and Standard General Focus Fund L.P.